Exhibit 99.1

Digimarc Reports Second Quarter 2021 Financial Results

Beaverton, Ore. – August 5, 2021 – Digimarc Corporation (NASDAQ: DMRC) reported financial results for the second quarter ended June 30, 2021.

Second Quarter 2021 Financial Results

Revenue for the second quarter of 2021 decreased three percent to $6.3 million compared to $6.5 million in the second quarter of 2020, reflecting lower revenue from Government services and Commercial subscriptions, partially offset by higher Commercial services revenue.

Operating expenses for the second quarter of 2021 increased 65% to $19.7 million compared to $11.9 million in the same quarter a year ago, reflecting non-recurring costs of $7.5 million incurred during the three month period ended June 30, 2021. These costs were associated with the Separation Agreement and General Release we entered into on April 12, 2021 with our former chief executive officer, as well as severance costs incurred for organizational changes we made in June 2021. Excluding the $7.5 million of non-recurring costs, operating expenses increased 2% to $12.2 million, reflecting higher consulting and legal costs, partially offset by lower recurring compensation costs.

Operating loss for the second quarter of 2021 increased 105% to $15.4 million compared to $7.5 million in the second quarter of 2020, due primarily to higher operating expenses. Excluding the $7.5 million of non-recurring costs noted above, operating loss increased 5% to $7.9 million.

Net loss for the second quarter of 2021 increased 107% to $15.4 million or $(0.94) per diluted share compared to net loss of $7.5 million or $(0.62) per diluted share in the same quarter a year ago. Excluding the $7.5 million of non-recurring costs noted above, net loss increased 6% to $7.9 million, or $(0.48) per diluted share.

At quarter-end, cash, cash equivalents, short- and long-term marketable securities totaled $61.1 million compared to $77.7 million at December 31, 2020.

Conference call

Digimarc will hold a conference call today (Thursday, August 5, 2021) to discuss these results and provide an update on market conditions and execution of strategy. CEO Riley McCormack, CFO Charles Beck, CLO Robert Chamness and CRO Tim Price will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The conference call will be broadcast live and available for replay here and in the investor section of the company's website. The conference call script will also be posted to the company's website shortly before the call.

For those who wish to call in via telephone to ask a question, please dial the number below at least five minutes before the scheduled start time:

Toll-Free Number: 866-562-9934
International Number: 706-679-0638
Conference ID: 2188966

If you have any difficulty connecting with the conference call, please contact Digimarc investor relations team at +1 503-469-4826.

Company contact:

Charles Beck

Chief Financial Officer
charles.beck@digimarc.com

+1 503-469-4721

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About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is a pioneer and leader in digital watermarking solutions and the automatic identification of media, including packaging, commercial print, digital images, audio and video. Digimarc helps customers drive efficiency, accuracy and security across physical and digital supply chains. Visit us at digimarc.com on LinkedIn and follow us on Twitter @digimarc to learn more.

Forward-looking statements

Except for historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and regulatory factors. More detailed information about risk factors that may affect actual results are outlined in the company's Form 10-K for the year ended December 31, 2020, and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Month Information		Six Month Information
	June 30,	June 30,	June 30,	June 30,
	2021	2020	2021	2020
Revenue:
Service	$3,791	$3,892	$7,575	$7,630
Subscription	2,487	2,605	5,403	5,056
Total revenue	6,278	6,497	12,978	12,686
Cost of revenue:
Service	1,515	1,601	3,085	3,285
Subscription	534	512	1,325	1,026
Total cost of revenue	2,049	2,113	4,410	4,311
Gross profit:
Service	2,276	2,291	4,490	4,345
Subscription	1,953	2,093	4,078	4,030
Total gross profit	4,229	4,384	8,568	8,375
Gross margin:
Service	60%	59%	59%	57%
Subscription	79%	80%	75%	80%
Percentage of gross profit to total revenue	67%	67%	66%	66%

Operating expenses:
Sales and marketing	6,277	4,633	11,218	9,879
Research, development and engineering	4,213	4,208	8,344	8,641
General and administrative	9,175	3,081	12,668	6,448
Total operating expenses	19,665	11,922	32,230	24,968

Operating loss	(15,436)	(7,538)	(23,662)	(16,593)

Other income, net	18	79	28	221

Loss before income taxes	(15,418)	(7,459)	(23,634)	(16,372)

Benefit (provision) for income taxes	(4)	(2)	(10)	3
Net loss	$(15,422)	$(7,461)	$(23,644)	$(16,369)

Earnings (loss) per common share:
Loss per common share - basic	$(0.94)	$(0.62)	$(1.44)	$(1.36)
Loss per common share - diluted	$(0.94)	$(0.62)	$(1.44)	$(1.36)
Weighted average common shares outstanding - basic	16,430	12,108	16,382	12,073
Weighted average common shares outstanding - diluted	16,430	12,108	16,382	12,073

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents (1)	$21,358	$19,696
Marketable securities (1)	39,592	58,032
Trade accounts receivable, net	4,590	3,907
Other current assets	1,805	2,197
Total current assets	67,345	83,832
Marketable securities (1)	157	—
Property and equipment, net	3,082	3,272
Intangibles, net	6,606	6,612
Goodwill	1,114	1,114
Other assets	2,244	2,198
Total assets	$80,548	$97,028

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$4,428	$2,827
Note payable, current	5,091	3,947
Deferred revenue	2,659	3,002
Total current liabilities	12,178	9,776
Lease liability and other long-term liabilities	3,128	2,295
Note payable, long-term	—	1,118
Total liabilities	15,306	13,189

Commitments and contingencies

Shareholders' equity:
Preferred stock	50	50
Common stock	17	17
Additional paid-in capital	260,071	255,024
Accumulated deficit	(194,896)	(171,252)
Total shareholders' equity	65,242	83,839

Total liabilities and shareholders' equity	$80,548	$97,028

(1) Aggregate cash, cash equivalents, short- and long-term marketable securities was $61,107 and $77,728 at June 30, 2021 and December 31, 2020, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Six Month Information
	June 30,	June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(23,644)	$(16,369)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and write-off of property and equipment	717	745
Amortization and write-off of intangibles	345	431
Amortization of right of use assets under operating leases	240	233
Amortization of net premiums and (discounts) on marketable securities	(498)	96
Stock-based compensation	8,747	4,522
Changes in operating assets and liabilities:
Trade accounts receivable	(950)	445
Other current assets	392	361
Other assets	(19)	85
Accounts payable and other accrued liabilities	1,859	(155)
Deferred revenue	(331)	(500)
Lease liability and other long-term liabilities	656	24
Net cash used in operating activities	(12,486)	(10,082)

Cash flows from investing activities:
Purchase of property and equipment	(569)	(456)
Capitalized patent costs	(290)	(311)
Maturity of marketable securities	49,722	26,439
Purchase of marketable securities	(30,941)	(19,490)
Net cash provided by investing activities	17,922	6,182

Cash flows from financing activities:
Proceeds from note payable	—	5,032
Issuance of preferred stock, net of issuance costs	—	574
Exercise of stock options	—	135
Purchase of common stock	(3,774)	(1,120)
Net cash provided by (used in) financing activities	(3,774)	4,621

Net increase in cash and cash equivalents (2)	$1,662	$721

Cash, cash equivalents and marketable securities at beginning of period	77,728	36,817
Cash, cash equivalents and marketable securities at end of period	61,107	30,493
(2) Net decrease in cash, cash equivalents and marketable securities	$(16,621)	$(6,324)

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